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                                                                      EXHIBIT 2a

                               MERGER AGREEMENT,

                          dated as of March 31, 1996,

                                     among

                         THE FRESH JUICE COMPANY, INC.,
                   THE FRESH JUICE ACQUISITION COMPANY, INC.,
                       THE ULTIMATE JUICE COMPANY, INC.,
                                STEVEN M. BOGEN,
                             ALBERT L. ROUNTREE, IV
                                  DANIEL PETRY
                                  MARK FELDMAN

                                      and

                                  JAMES COYLE
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                                MERGER AGREEMENT


                 AGREEMENT, dated as of March 31, 1996, among The Fresh Juice Company, Inc., a Delaware corporation ("Fresh Juice"), The Fresh Juice Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of Fresh Juice ("Merger Sub"), Steven M. Bogen ("Bogen"), Albert L. Rountree, IV ("Rountree") Daniel Petry ("Petry"), Mark Feldman ("Feldman") and James Coyle ("Coyle" and together with Bogen, Rountree, Petry and Feldman each a "Selling Stockholder", and collectively, the Selling Stockholders"), and The Ultimate Juice Company, Inc. a New Jersey corporation ("Ultimate").

                 The Boards of Directors of Fresh Juice, Merger Sub and Ultimate have each determined that it is in the best interest of their respective stockholders to effect a merger of Merger Sub with and into Ultimate (the "Merger") whereby all of the issued and outstanding common stock, without par value, of Ultimate (the "Ultimate Stock") will be exchanged for 1,140,000 shares of common stock, $.01 par value, of Fresh Juice ("Fresh Juice Common"); and

                 Each of the Board of Directors of Fresh Juice, Merger Sub and Ultimate have approved the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA") and upon the terms and subject to the conditions set forth herein; and

                 The parties hereto desire to enter into the Merger in accordance with the terms hereof.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                 1.1 The Merger. The Merger will occur upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL and the NJBCA. Following the Merger, Ultimate shall continue as the surviving corporation (the "Surviving Corporation") under the name "The Ultimate Juice Company, Inc." and shall continue its existence under the laws of the State of New Jersey, and the separate corporate existence of Merger Sub shall cease.

                 1.2 Effective Time. As promptly as practicable after the execution of this Agreement but not later than ten (10) days after the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey, each in the form annexed hereto as Exhibit A
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and B, and executed in accordance with the relevant provisions of, the DGCL and the NJBCA (the time of such filing being the "Effective Time").

                 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided for in the applicable provisions of the DGCL and the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of Ultimate and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Ultimate and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Ultimate or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Ultimate or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                 1.5 Certificate of Incorporation: By-laws: Directors and Officers. (a) At the Effective Time, the Certificate of Incorporation of Ultimate, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation.

                 (b) At the Effective Time, the By-laws of Ultimate, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such by-laws.

                 (c) At the Effective Time, Steven M. Bogen, Brian Duffy, Steven Smith and Jeffrey Smith will be the only initial directors of the Surviving Corporation, and the officers listed on Schedule 1.5(c) hereto will be the initial officers of the Surviving Corporation, in each case until their respective successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law, the Certificate of Incorporation of the Surviving Corporation and the By-laws of the Surviving Corporation.





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                 1.6     Conversion of Securities; Piggy-Back Registration
Rights.

                 (a) At the Effective Time, by virtue of the Merger and without any action on the part of any of Merger Sub, Ultimate or the holder of any of the securities of Ultimate or Merger Sub:

                 (i) each share of Ultimate Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Merger Consideration (as defined below) upon surrender of the certificate representing such share of Ultimate Stock; and

                 (ii) each share of Merger Sub common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall hereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                 (b) The "Merger Consideration" to be paid by Fresh Juice for the shares of Ultimate Stock in accordance with the Merger shall, subject solely to the adjustments as hereinafter provided for, be paid as follows:

                         (i) delivery to the Selling Stockholders of an aggregate of 1,140,000 validly issued, duly authorized and non-assessable shares of common stock, par value $.01 per share, of Fresh Juice Stock, as set forth in subparagraph
                 (b)(ii) below;

                         (ii) delivery to the Selling Stockholders of the following number of validly issued, duly authorized and non-assessable shares of Fresh Juice Stock:

                 Bogen -          629,508 shares of Fresh Juice Common;
                 Rountree -       161,994 shares of Fresh Juice Common;
                 Petry -          288,648 shares of Fresh Juice Common;
                 Feldman -         37,050 shares of Fresh Juice Common; and
                 Coyle -           22,800 shares of Fresh Juice Common.

provided, however, that the above-referenced proration may be adjusted among the Selling Stockholders with the consent of the affected Selling
Stockholder(s), so long as it is done so without affecting the rights of the parties not participating in such adjustment; and

                         (iii) each of the Selling Stockholders acknowledges that the shares of Fresh Juice Stock being issued and delivered pursuant to the Merger will not be registered pursuant to the Securities Act of 1933, as amended, and must be held unless and until such





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                 shares are subsequently registered under the 1933 Act or an exemption from registration is available; accordingly a legend shall be placed on the stock certificates evidencing such shares of common stock to reflect certain transfer restrictions.

                 (c) The Selling Stockholders shall have "piggy back" registration rights as set forth in the Registration Rights Agreement among Fresh Juice and the Selling Stockholders (attached hereto as Exhibit C, the "Registration Agreement").

                 1.7     Surrender of Shares: Stock Transfer Books.

                 (a) If delivery of the Merger Consideration in respect of canceled shares of Ultimate Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such delivery that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Merger Sub that such tax either has been paid or is not payable.

                 (b) If, after the Effective Time, certificates for Ultimate Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.6 hereof.

                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

                 Each of the Selling Stockholders hereby jointly and severally represents and warrants to each of Fresh Juice and Merger Sub as follows:

                 2.1 Authorization: No Conflict. (a) Each Selling Stockholder has the legal right and capacity to execute and deliver this Agreement and to perform the transactions contemplated to be performed by him hereunder. This Agreement constitutes the legal, valid and binding agreement of each Selling Stockholder and is enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and that equitable remedies may be granted in the discretion of a court.

                 (b) Except as set forth on Schedule 2.1(b) hereto, the execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by each Selling Stockholder does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse





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of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any liens, security interest, charge or other encumbrance upon any of the properties or assets of Ultimate under any of the terms, conditions or provisions of, any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Ultimate or any of the Selling Stockholders are a party, or by which either or any of their respective properties or assets may be bound or affected.

                 2.2 Approvals. All consents, approvals, permits, authorizations and orders, if any, necessary for the due authorization, execution and delivery by and on behalf of each Selling Stockholder of this Agreement and any other transaction or obligation contemplated by this Agreement have been obtained.

                 2.3 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of each Selling Stockholder, threatened against any Selling Stockholder, which question or challenge the validity of this Agreement, the transactions contemplated thereto, or any action to be taken hereunder.

                 2.4     Certain Contracts.  Except as set forth in Schedule
2.4 hereto, there are no outstanding contracts or agreements between any Selling Stockholder, or any of his "affiliates," (as such term is defined in the Securities and Exchange Act of 1934) on the one hand, and Ultimate or any of its subsidiaries, on the other hand, whether written or oral, including without limitation, contracts or agreements for executive compensation, severance, employment or retirement.

                 2.5 Outstanding Options, Warrants or Other Rights. Except as set forth in Schedule 2.5 hereto, none of the Selling Stockholders has outstanding any option, warrant or other right permitting or requiring him or others to purchase or convert any obligation into shares of Ultimate Stock. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Ultimate and the shares of the capital stock of Ultimate are not subject to any preemptive rights, rights of first refusal or similar rights.

                                   ARTICLE 3

      REPRESENTATIONS AND WARRANTIES OF ULTIMATE AND SELLING STOCKHOLDERS

                 Each of the Selling Stockholders (with respect to matters relating to themselves and Ultimate), and Ultimate (with respect to matters relating to Ultimate) represents and warrants to Fresh Juice and Merger Sub as follows:

                 3.1 Organization Standing, etc. Ultimate is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, and has all





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requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as now conducted and as proposed to be conducted. Ultimate is duly qualified to do business in good standing as a foreign corporation in each jurisdiction (other than the State of Connecticut) in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on Schedule 3.1 herewith, Ultimate has no subsidiaries or affiliates.

                 3.2     Capitalization.

                 Ultimate has an authorized capitalization of 2,500 shares of capital stock without par value of which 1,112 shares of common stock are issued and outstanding. There are no treasury shares of Ultimate capital stock.

                 3.3 Authorization. Ultimate has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Ultimate has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Ultimate, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 3.4 Status of Securities. The shares of Ultimate Stock presently issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 3.5 Certificate of Incorporation and By-laws. Ultimate has delivered to Fresh Juice a true, correct and complete copy of its Certificate of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Ultimate.

                 3.6     Outstanding Options, Warrants and Other Rights.
Except as set forth on Schedule 3.6 hereto, Ultimate does not have outstanding any option, warrant or other right permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of such capital stock, except to Fresh Juice
hereunder.   Except as set forth on Schedule 3.6 hereto, there are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Ultimate, and the shares of the capital stock of Ultimate are not subject to any preemptive rights, rights of first refusal or similar rights.





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                 3.7     Record Ownership.

                 The Selling Stockholders are the sole record owners of all of the shares of Ultimate Stock issued and outstanding. The Ultimate Stock owned by the Selling Stockholders is owned free and clear of all liens, claims, charges and encumbrances of every kind. All of the stockholders and the shares of Ultimate Common Stock owned by each of the Selling Shareholders are set forth on Schedule 3.7 hereto.

                 3.8 Financial Statements. Ultimate has delivered to Fresh Juice (i) financial statements including the related notes thereto for its fiscal year ended June 30, 1995 (audited) containing the balance sheets of Ultimate as of the end of such fiscal year, and the related statement of operations, and retained earning and statement of cash flows, and (ii) (unaudited) internal financial statements for the six-month period ended December 31, 1995 and the months of January and February 1996 (unaudited) containing the corresponding balance sheets and related statements of operations and retained earnings. The foregoing audited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholders' equity of Ultimate as of the date and for the respective periods indicated. Except as set forth on Schedule 3.8 hereto, the balance sheets as of June 30, 1995, December 31, 1995, January 31, 1996 and February 29, 1996 each make full and adequate provision for all fixed and contingent obligations and liabilities of Ultimate as of the date and for the periods indicated, and as of February 29, 1996 Ultimate does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996 or set forth in the Schedules to this Agreement. To the knowledge of Ultimate and the Selling Stockholders, there is no basis for the assertion against Ultimate of any liability or obligation not adequately reflected or reserved against in such financial statement or set forth in the Schedules to this Agreement; Ultimate has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Ultimate other than as reflected or reserved against in the balance sheet of Ultimate as of February 29, 1996 or set forth in the Schedules to this Agreement.

                 3.9     Certain Changes or Events.  Except as set forth on
Schedule 3.9 hereto, since June 30, 1995, Ultimate has not:

                 (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

                 (ii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;





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                 (iii)   issued or sold any shares of its capital stock of any
        class, or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                 (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

                 (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

                 (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                 (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

                 (viii) entered into any material transaction other than in the ordinary course of business;

                 (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of June 30, 1995 or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

                 (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

                 (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

                 (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;





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                 (xiii)  suffered any loss of employees or customers that
        materially adversely affects or could materially adversely affect its business, operations or prospects; or

                 (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

                 3.10    Title to Properties:  Liens. Except as set forth on
Schedule 3.10 hereto, Ultimate has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of its properties or assets subject thereto or affected thereby, or otherwise impair its business operations. Except as set forth on
Schedule 3.10 hereto, there is not under any lease of real or personal property to which Ultimate is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

                 3.11 Adequacy of Patents and Other Rights. Except as set forth on Schedule 3.11 hereto, Ultimate has all necessary patents, licenses, trademark, trade names, copyrights and other rights that are required to conduct its business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license, trademark, trade name, copyright or right in any thereof.

                 3.12 Litigation. Except as set forth on Schedule 3.12 hereof, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Ultimate or the Selling Stockholders, threatened against or affecting Ultimate, or the Selling Stockholders, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Ultimate or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Ultimate or the Selling Stockholders, there are no claims that have not been asserted against Ultimate or the Selling Stockholders that are probable of assertion.

                 3.13    Accounts Receivable.  Except as set forth on Schedule
3.13 hereto, the accounts receivable of Ultimate as shown on its balance sheet at February 29, 1996, or thereafter acquired by them, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof. To the knowledge of Ultimate or the Selling Stockholders, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature.





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Ultimate has determined that no reserve for doubtful accounts is necessary at this time , and therefore none has been established.

                 3.14 Inventories. Except as set forth on Schedule 3.14 hereto, the inventories of Ultimate, shown on its balance sheet at February 29, 1996, or thereafter acquired by it, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has not been written down to realizable market value and adequate reserves have not been provided therefor, however, the aggregate value of all obsolete materials is of immaterial value; and the values at which such inventories are carried reflect the normal inventory valuation policies of Ultimate.

                 3.15 Consents, etc. Except as set forth on Schedule 3.15 hereto, Ultimate is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby.

                 3.16 Compliance with Other Instruments, etc. Except as set forth on Schedule 3.16 hereto, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Ultimate or any of the Selling Stockholders does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Ultimate, under any provision of its Certificate of Incorporation or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Ultimate is a party or by which Ultimate, or any of its properties, is bound or affected.

                 3.17 Existing Contracts. Except as set forth on Schedule 3.17(a), all material contracts, agreements, leases, licenses and understandings to which Ultimate is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Ultimate, or the other parties thereto. Except as set forth on Schedule 3.17(b) hereto, Ultimate is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000, (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Rountree or Coyle (iii) collective bargaining agreement with employees, (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits, (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse, (vi) contract for the purchase





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of materials, supplies or equipment, or the provision by Ultimate of goods or services, for an aggregate price in excess of $25,000, (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate,
(viii) contract continuing over a period of more than one year from its date in excess of $50,000, (ix) mortgage, loan or credit agreement, (x) contract requiring consent to the transactions contemplated by this Agreement, (xi) guaranty of the obligations of any other person, or (xii) any other material contact, agreement or understanding.

                 3.18 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 3.8 hereof and except for property owned by customers and stored upon the premises of Ultimate for use in future orders of such customers, of which Ultimate or the Selling Stockholders are aware, Ultimate does not have any material liabilities, contingent or otherwise, that are not disclosed in such financial statements or set forth in the Schedules to this Agreement, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

                 3.19 Taxes. Except as set forth on Schedule 3.19 hereto, Ultimate has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Ultimate. Ultimate has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Ultimate and no tax returns of Ultimate are under examination or audit.

                 3.20 Employee Matters. Ultimate has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Ultimate has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Ultimate or the Selling Stockholders, threatened against Ultimate by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Ultimate or the Selling Stockholders, does any basis therefore exists. Except as set forth on Schedule 3.20 hereto, there are no existing or, to the knowledge of Ultimate or the Selling Stockholders, threatened, labor strike, disputes, grievances, controversies or other labor troubles affecting the business of Ultimate. There are not pending or, to the knowledge of Ultimate or the Selling Stockholders, threatened representation questions respecting any employees.

                 3.21 Financial Statements. Ultimate shall provide to Fresh Juice, when requested by Fresh Juice, such financial statements and information pertaining to Ultimate as shall be necessary for Fresh Juice to satisfy any and all United State Securities and Exchange Commission disclosure requirements, such as filing of a Form 8-K, as may arise in connection with this Agreement and transactions contemplated thereby.





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                 3.22    Accounts Receivable.  The accounts receivable of
Ultimate as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof. To the knowledge of Ultimate, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. Ultimate has determined that no reserve for doubtful accounts is necessary at this time, and therefore none has been established.

                 3.23    Miscellaneous.  Except as otherwise set forth on
Schedule 3.23(v) or on the other Schedules to this Agreement, Ultimate:

                 (i) is in substantial compliance with all applicable federal, state and local statues, codes, ordinances, rules or regulation; has not received any notice of a material violation of any law, order, regulation or requirement relating to the operation of the business or the ownership of property;

                 (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have delinquent premiums on health, accident, disability or any other insured employee benefits;

                 (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

                 (iv) does not have any safe deposit boxes, vault boxes or similar arrangements for the safekeeping of property or outstanding powers of attorney (other than appointments of statutory agents to receive service of process); and

                 (v) except as provided for above, has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties and/or agreement(s) to indemnify or replace product of which true and correct copies have been delivered to Fresh Juice, the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of New Jersey or in any other state in which its products are sold and any other warranties under other state or federal laws.

                 3.24 Accounting and Tax Matters. Neither Ultimate nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Ultimate and the Selling Stockholders have no present plan or intention to liquidate, or cause the liquidation of Ultimate or to dispose of or cause the disposition of substantially all of its assets after the Merger.

                 3.25 Collective Bargaining Agreement. Ultimate is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

                 3.26    No Right of Setoff.  Except as set forth on Schedule
3.26 hereto, as of the date hereof, none of the Selling Stockholders is indebted to Ultimate for any monies and Ultimate has no right of setoff with respect to any amounts due to the Selling Stockholders from Ultimate.

                 3.27 Insurance. Ultimate maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volumes. As of the date hereof, neither Ultimate nor any of its subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

                 3.28  Environmental Matters.  Except as disclosed on Schedule
3.28 hereto neither Ultimate nor any of its subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Ultimate or any of its subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Ultimate or its subsidiaries. Except as disclosed on Schedule 3.28, Ultimate has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Ultimate or any of its subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.


                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                 Merger Sub hereby represents and warrants to Ultimate as follows;

                 4.1.    Organization Standing, etc.   Merger Sub is a duly
organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Merger Sub has no subsidiaries.

                 4.2 Capitalization. Merger Sub has an authorized capitalization of 100 shares of common stock, par value $.01 per share, of which 10 shares are issued and outstanding ("Merger Sub Stock"). There are no treasury shares of Merger Sub capital stock.

                 4.3     Authorization: No Conflict.

                 (a) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Merger Sub has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Merger Sub, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 (b) The execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by Merger Sub do not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Merger Sub under any provision of its charter, by-laws or other corporate documents, or under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Merger Sub is a party, or by which it or any of its properties or assets is bound or affected.

                 4.4 Status of Securities. The shares of Merger Sub Stock outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 4.5 Articles of Incorporation and By-laws. Merger Sub has delivered to Ultimate a true, correct and complete copy of its Certificate of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and has been certified by the Secretary of Merger Sub.

                 4.6 Outstanding Options, Warrants or Other Rights. Merger Sub does not have outstanding any option, warrant or other right permitting or requiring it or others to purchase or convert any obligation into shares of capital stock of Merger Sub and has not agreed to issue or sell any shares of capital stock of Merger Sub. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Merger Sub, and the shares of the capital stock of Merger Sub are not subject to any preemptive rights, rights of first refusal or similar rights.

                 4.7 Record Ownership. Fresh Juice is the sole record owner of all of the shares of Merger Sub Stock issued and outstanding. The Merger Sub Stock owned by Fresh Juice is owned free and clear of all liens, claims, charges and encumbrances of every kind.

                 4.8 Formation and Liabilities. Merger Sub was incorporated on March 18, 1996 and presently has no assets and no liabilities, other than cash reflecting the subscription price paid for Fresh Juice's purchase of the Merger Sub capital stock.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF FRESH JUICE

                 Fresh Juice represents and warrants to each of the Selling Stockholders and Ultimate as follows:

                 5.1 Organization Standing, etc. Fresh Juice is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform the transactions contemplated hereby and its obligations hereunder. Fresh Juice is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on Schedule 5.1 hereto, Fresh Juice has no subsidiaries or affiliates.

                 5.2 Capitalization. Fresh Juice has an authorized capitalization of 5,200,000 shares of capital stock, consisting of 5,000,000 shares of Fresh Juice Common and 200,000 shares of series preferred stock, par value $10.00 per share; there are 3,550,062 shares of Fresh Juice Common issued and outstanding and there are no shares of such preferred stock issued and outstanding. All such shares of issued and outstanding Fresh Juice Common have been duly authorized, validly issued and are fully paid and non-assessable. There are 200,000 treasury shares of Fresh Juice Common.

                 5.3 Authorization. Fresh Juice has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Fresh Juice has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Fresh Juice, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

                 5.4 Status of Securities. The shares of Fresh Juice Common to be issued and delivered to the Selling Stockholders pursuant to this Agreement shall be, as of the Effective Time, duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

                 5.5 Articles of Incorporation and By-laws. Fresh Juice has delivered to Ultimate a true, correct and complete copy of its Certificate of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Fresh Juice.

                 5.6 Outstanding Options, Warrants or Other Rights. Except as set forth in Schedule 5.6 hereto, Fresh Juice does not have outstanding any option, warrant of other right permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of such capital stock; except as provided for herein. Other than (a) the Stockholders Agreement among Steven Smith and Steven M. Bogen dated as of the date hereof, and (b) the Voting Agreement, dated as of the date hereof, among Craig M. Lessner, Roger Mehner, Fresh Juice and the Selling Stockholders, there are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Fresh Juice, and the shares of the capital stock of Fresh Juice are not subject to any preemptive rights, rights of first refusal or similar rights.

                 5.7 Fresh Juice Financial Statements. Fresh Juice has delivered to Ultimate and the Selling Shareholders (i) its Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995, as filed with the Securities Exchange Commission (the "Fresh Juice 1995 Form 10-KSB") and (ii) its internal quarterly financial statements for the quarter ended February 29, 1996 (collectively, the "Fresh Juice Financial Statements"). The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholder's equity of Fresh Juice as of the date and for the respective periods indicated. Except as set forth on Schedule 5.7 hereto, the balance sheets as of November 30, 1995 and February 29, 1996 make full and adequate provision for all fixed and contingent obligations and liabilities of Fresh Juice as of the date and for the periods indicated, and as of February 29, 1996,Fresh Juice does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996 or set forth in the Schedules to this Agreement. To the knowledge of Fresh Juice, there is no basis for the assertion against Fresh Juice of any liability or obligation not adequately reflected or reserved against in such financial statements or set forth in the Schedules to this Agreement; Fresh Juice has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Fresh Juice other than as reflected or reserved against in the balance sheet of Fresh Juice as of February 29, 1996 or set forth in the Schedules to this Agreement.

                 5.8     Certain Changes or Events.  Except as set forth in
Schedule 5.8 or in the Fresh Juice Financial Statements, since November 30, 1995, Fresh Juice has not:

                 (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

                 (ii) declared, set aside made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock; or

                 (iii) issued or sold any shares of its capital stock of any class, or any options, warrants conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares.

                 (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

                 (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

                 (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                 (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

                 (viii) entered into any material transaction other than in the ordinary course of business;

                 (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of November 30, 1995 or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

                 (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

                 (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

                 (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

                 (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

                 (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

                 5.9     Title to Properties; Liens.  Except as set forth in
Schedule 5.9 hereto, Fresh Juice and its subsidiaries each have good and marketable title to, or valid and subsisting leasehold interests in, all of their respective properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of their respective properties or assets subject thereto or affected thereby, or otherwise impair their respective business operations. There is not under any lease of real or personal property, to which Fresh Juice or any of its subsidiaries is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

                 5.10 Adequacy of Patents and Other Rights. Fresh Juice has all necessary patents, licenses, trademarks, trade names, copyrights and other rights that are required to conduct business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license trademark, trade name, copyright or right in any thereof.

                 5.11    Accounts Receivable.  Except as set forth on Schedule
5.11 hereto or in the Fresh Juice Financial Statements, the accounts receivable of Fresh Juice as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Fresh Juice, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. To the extent deemed appropriate and necessary by Fresh Juice, an adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 5.12 Inventories. Except as set forth on Schedule 5.12 hereto, the inventories of Fresh Juice, shown on its balance sheet at February 29, 1996, or thereafter acquired by them, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor, however, the aggregate value of all obsolete materials is of immaterial value; and the values at which such inventories are carried reflect the normal inventory valuation policies of Fresh Juice.

                 5.13 Litigation, etc. Except as set forth in Schedule 5.13, or as disclosed in the Fresh Juice Financial Statements, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Fresh Juice, threatened against or affecting Fresh Juice, at law or in equity before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Fresh Juice or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Fresh Juice, there are no claims that have not been asserted against it that are probable of assertion.

                 5.14 Consents, etc. Except as set forth in Schedule 5.14 hereto, Fresh Juice is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with the execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby, or the consummation of the transactions contemplated hereby or thereby.

                 5.15 Compliance with Other Instruments, etc. Except as set forth in Schedule 5.14 hereto, the execution, delivery and performance of this Agreement by Fresh Juice does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Fresh Juice, under any provision of its charter or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Fresh Juice is a party or by which Fresh Juice or any of its properties, is bound or affected.

                 5.16 Existing Contracts. Except as set forth in the Fresh Juice Form 10-KSB and on Schedule 5.16(a), all material contracts, agreements, leases, licenses and understandings to which Fresh Juice or its subsidiaries are a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Fresh Juice, or the other parties thereto. Except as set forth in the Fresh Juice 10-KSB or on Schedule 5.16(b) hereto, Fresh Juice is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000, (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Smith, (iii) collective bargaining agreement with employees,
(iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits, (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse, (vi) contract for the purchase of materials, supplies or equipment, or the provision by Fresh Juice of goods or services, for an aggregate price in excess of $25,000, (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate, (viii) contract continuing over a period of more than one year from its date in excess of $50,000, (ix) mortgage, loan or credit agreement, (x) contract requiring consent to the transactions contemplated by this Agreement,
(xi) guaranty of the obligations of any other person, or (xii) any other material contact, agreement or understanding.

                 5.17 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 5.7 hereof and except for property owned by customers and stored upon the premises of Fresh Juice for use in future orders of such customers, of which Fresh Juice is aware, Fresh Juice does not have any liabilities, contingent or otherwise, that are not disclosed in the Fresh Juice Financial Statements, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

                 5.18 Taxes. Fresh Juice has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Fresh Juice. Fresh Juice has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Fresh Juice and no tax returns of Fresh Juice are under examination or audit.

                 5.19 Employee Matters. Fresh Juice has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Fresh Juice has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Fresh Juice, threatened against Fresh Juice by any employee former or current before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Fresh Juice, does any basis therefore exist. There are no existing or, to the knowledge of Fresh Juice threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the business of Fresh Juice. There are not pending or, to the knowledge of Fresh Juice, threatened representation questions respecting any employees.

                 5.20    Miscellaneous.  Fresh Juice:

                 (i) is in substantial compliance with all applicable federal, state and local statutes, codes, ordinances, rules or regulations; Fresh Juice has not received any notice of violation of any law, order, regulation or requirements relating to the operation of its business or the ownership of its property;

                 (ii) does not have, as of November 30, 1995 any unfunded costs or obligations in respect of employee benefit plans and does not have unpaid premiums on health, accident, disability or any other insured employee benefits;

                 (iii) has not, since November 30, 1995, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

                 (iv) has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties of which true and correct copies have been delivered to Ultimate and the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of New York.

                 5.21 Collective Bargaining Agreement. Fresh Juice is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

                 5.22    Accounts Receivable.  Except as set forth on Schedule
5.22 hereto, the accounts receivable of Fresh Juice as shown on its balance sheet at November 30, 1995, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Fresh Juice, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

                 5.23 Tax-Free Reorganization. Neither Fresh Juice or any of its subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that would prevent the Merger transaction contemplated herein from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended. Fresh Juice has no present plan or intention to liquidate, or cause the liquidation of Ultimate or to dispose of or cause the disposition of substantially all of its assets after the Merger.

                 5.24 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Fresh Juice for any monies and Fresh Juice has no right of setoff with respect to any amounts due to the Selling Stockholders from Fresh Juice.

                 5.25 SEC Documents. Fresh Juice has made available to Ultimate (or, with respect to documents filed subsequent to the date of this Agreement, will make available to Ultimate) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Fresh Juice with the SEC since January 1, 1993 (such documents, as amended since the time of their filing, being referred to herein as the "Fresh Juice SEC Documents"), which are all the documents (other than preliminary material) that Fresh Juice was required to file with the SEC since such date. As of their respective dates, the Fresh Juice SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fresh Juice SEC Documents, and none of the Fresh Juice SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures of an earlier date. The financial statements of Fresh Juice included in the Fresh Juice SEC Documents filed and to be filed subsequent to November 30, 1995 comply and will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and with respect thereto, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present and will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Fresh Juice as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

                 5.26. Insurance. Fresh Juice maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volumes. As of the date hereof, neither Fresh Juice nor any of its subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

                 5.27.  Environmental Matters.  Except as disclosed on Schedule
5.27 hereto neither Fresh Juice nor any of its subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Fresh Juice or any of its subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Fresh Juice or its subsidiaries. Except as disclosed on Schedule 5.27, Fresh Juice and its subsidiaries each have no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Fresh Juice or any of its subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.


                                   ARTICLE 6

               CONDITIONS TO BE SATISFIED AT OR PRIOR TO CLOSING

                 6.1 Unless otherwise waived by Fresh Juice and Merger Sub, the following conditions shall be fulfilled by Ultimate and/or the Selling Stockholders on or before the date of this Agreement:

                 (a) Resignation of Directors or Officers of Ultimate. Fresh Juice shall have received, in writing, the resignations, effective as of the Effective Time, of the following directors or officers of Ultimate (which individuals, except for Steven M. Bogen, constitute all of Ultimate's directors and executive officers):

                 (i)     Albert L. Rountree, IV

                 (ii)    Daniel Petry

                 (iii)   Mark Feldman

                 (b) Appointment of Steven Smith as Assistant Secretary. Smith shall have been appointed and elected to serve effective as of the Effective Time, as Assistant Secretary and Co-Chairman of the Board of Directors of Fresh Juice.

                 (c) Permits, Approvals, Litigation, etc. Ultimate and the Selling Stockholders shall have obtained, in form and substance reasonably satisfactory to Fresh Juice and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby.

                 (d) Merger. All requirements of law necessary to effect the Merger shall have been completed, other than the filing of the appropriate Certificates of Merger with the Secretary of State's office for each of the State of Delaware and New Jersey.

                 (e) No Violation of Law, etc. There shall be no law and no order shall have been entered and not vacated by a court of competent jurisdiction which enjoins, restrains, makes illegal or otherwise prohibits consummation of the transactions contemplated by this Agreement.

                 (f) Opinion of Counsel for Ultimate. Fresh Juice and Merger Sub shall have received a favorable written opinion, of Bourne, Noll & Kenyon, counsel for Ultimate, dated the date hereof, in the form annexed hereto as Exhibit 6.1(f).

                 (g) Appointment of Additional Directors of Surviving Corporation. Brian Duffy and Jeffrey Smith shall each have been nominated and elected to serve, effective as of the Effective Time, as directors of Fresh Juice.

                 (h) Delivery of Ultimate Stock for Cancellation. The Selling Stockholders shall deliver to Fresh Juice the certificates representing the shares of Ultimate Stock set forth on Schedule 3.7 marked for cancellation.

                 6.2 Unless otherwise waived by Ultimate and the Selling Stockholders, the following conditions shall be fulfilled by Fresh Juice and/or Merger Sub on or before the date hereof.

                 (a)     Appointment to Fresh Juice's Board of Directors.

                 (i) The Board of Directors of Fresh Juice shall have unanimously resolved to increase the number of members of its Board of Directors to four;

                 (ii) Brian Duffy shall have been nominated and elected to serve, effective as of the Effective Time, as a director of Fresh Juice;

                (iii) Bogen shall have been nominated and elected to serve, effective as of the Effective Time, as a director and Co- Chairman of the Board of Directors of Fresh Juice; and

                  (iv) Kathy Siegel and Carol Smith each shall have tendered their respective written resignations, effective as of the Effective Time, as officers and directors of Fresh Juice.

                 (b) Appointment of Officers of Fresh Juice. Bogen shall have been nominated and elected to serve, effective as of the Effective Time, as Chief Executive Officer and Secretary of Fresh Juice and Feldman shall have been nominated and elected to serve, effective as of the Effective Time, as Treasurer of Fresh Juice.

                 (c) Resignation of Smith. Smith shall have tendered, in writing, his resignation, effective as of the date hereof, as Chief Executive Officer of Fresh Juice.

                 (d) Permits, Approvals, Litigation, etc. Fresh Juice and Merger Sub shall have obtained, in form and substance reasonably satisfactory to Ultimate and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement.

                 (e) Opinion of Counsel for Fresh Juice and Merger Sub. Ultimate shall have received a favorable written opinion from Manuel Rubio, Esq., counsel for Fresh Juice and Merger Sub, dated the date hereof, in the form annexed hereto as Exhibit 6.2(e).

                 (f) Employment Agreement for Steven M. Bogen. Fresh Juice shall have entered into an employment agreement with Bogen in a form mutually acceptable to Bogen and Fresh Juice.

                 (g) Employment Agreement for Daniel Petry. Fresh Juice shall have entered into an employment agreement with Daniel Petry in the form annexed hereto as Exhibit D.

                 (h) Supply Agreement with Natural Juice Company, Inc. Fresh Juice shall have entered into a supply agreement with Natural Juice Company, Inc. in the form annexed hereto as Exhibit E.

                 (i) Merger Agreement with Clear Springs Citrus, Inc. Fresh Juice shall have entered into a Merger Agreement by and among Fresh Juice, The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C. dated as of the date hereof.

                 (j) Delivery of Voting Agreement. The Voting Agreement, in the form annexed hereto as Exhibit F, shall have been executed and delivered to the Selling Shareholders or their designee.

                 (k) Delivery of Stockholders' Agreement. The Stockholders' Agreement, in the form annexed hereto as Exhibit G, shall have been executed and delivered to Bogen.

                 (l) Delivery of Registration Rights Agreement. The Registration Rights Agreement, in the form annexed hereto as Exhibit C, shall have been executed and delivered to the Selling Stockholders.

                 (m) Delivery of Fresh Juice common Certificates. Fresh Juice shall have delivered to the Selling Stockholders the stock certificates evidencing the Fresh Juice Common described in Section 1.6(b)(ii).

                                   ARTICLE 7

                                   COVENANTS

                 7.1 Covenants of Fresh Juice. If permitted by applicable federal and state law, Fresh Juice shall account for, and treat, the Merger for tax purposes as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended and shall not take any action following the Effective Time which shall effect such tax-free reorganization treatment.

                 7.2 Mutual Covenants. After the Effective Time, the Surviving Corporation, the Selling Stockholders and Fresh Juice shall not liquidate, or cause a liquidation of, the Surviving Corporation, or dispose of, or cause the disposition of, substantially all of the assets formerly owned by Ultimate after the Merger in any manner that would adversely affect the tax free nature of the Merger.

                                   ARTICLE 8

                                INDEMNIFICATION

                 8.1     Indemnification by the Selling Stockholders and
Ultimate.

                 (a) Each of the Selling Stockholders and Ultimate agrees subsequent to the Closing to indemnify and hold each of Fresh Juice and Merger Sub and their respective shareholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.1) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                         (i)      fraud, intentional misrepresentation or a
deliberate or willful breach by any of the Selling Stockholders or Ultimate of any of their respective representations, warranties or covenants under this Agreement; or

                         (ii)     any other material breach of any
representation, warranty or covenant of the Selling Stockholders or Ultimate under this Agreement or in any certificate delivered by any of the Selling Stockholders or Ultimate hereunder, or by reason of any material claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a material breach of such representations, warranties or covenants, provided, however, that any claims for indemnification pursuant to this subsection (ii) shall be limited to the sum of the dollar value of the Merger Consideration as of the Effective Time (with such indemnification to be paid in shares of Fresh Juice Common with a per share credit equal to the greater of the per share price on the date of the receipt by the indemnifying party of a notice of the claim or the Effective Time); provided, further, however, that there shall be no limitation in claims for indemnification related to Section 3.4, 3.6, 3.7, 3.19 and 3.28 hereof.

                 (b) Other than as provided by law, this Section 8 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 8.

                 8.2 Indemnification by Fresh Juice and Merger Sub. (a) Fresh Juice and Merger Sub agree to indemnify and hold Ultimate and each of the Selling Stockholders and their respective shareholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.2) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                         (i)      fraud, intentional misrepresentation or a
deliberate or willful breach by Fresh Juice or Merger Sub of any of their representations, warranties or covenants under this Agreement; or

                         (ii)     any other breach of any representation,
warrant or covenant of Fresh Juice or Merger Sub under this Agreement or in any certificate delivered by Fresh Juice or Merger Sub hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; provided, however, that any claims for indemnification pursuant to this subsection (b) shall be limited to the sum of the dollar value of the Merger Consideration as of the Effective Time; provided, further, however, that there shall be no limitation in claims for indemnification related to Sections 5.4, 5.6, 5.18 and 5.27 hereof.

                 (b) Other than as provided by law, this Section 8 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 8.

                 (c) Notwithstanding anything to the contrary contained in this Section 8.2 neither Fresh Juice nor Merger Sub shall be required to indemnify, or shall be held liable for any damages, liabilities, losses, taxes, penalties, costs or expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever to any of the Selling Stockholders in the event the Merger is not accounted for, and so treated, as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue code of 1986, as amended, if Fresh Juice determines in good faith that it is unable in accordance with applicable federal or state law to so account for, and so treat, the Merger for tax purposes as provided for in Section 7.1 hereof.

                 8.3 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the Liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party, shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party, and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party, shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense (with counsel selected by the indemnified party), and shall have the right to compromise or settle the same (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, provided that the indemnifying party reimburses the indemnified party for its reasonable cost and expenses incurred in connection therewith.

                                   ARTICLE 9

                                    GENERAL

                 9.1 Expenses. Whether or not the Closing occurs, all costs and expenses in connection with the negotiations and preparations with respect to this Agreement and the transactions contemplated thereby will be borne by the party incurring such cost or expense.

                 9.2 Publicity. So long as this Agreement is in effect, none of the parties hereto shall, or permit any of their representatives or affiliates to, issue or cause the publication or dissemination of any press release with respect to this Agreement or any of the transactions contemplated hereby, except with the agreement of the other parties hereto; provided that any party hereto or any affiliate thereof may make such an announcement without the agreement of the other parties if required by law or by the rules of any exchange on which their securities are traded.

                 9.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                 9.4 Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) by facsimile transmission, upon receipt, (iii) one business day after having been sent by overnight courier, or (iv) five (5) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                 If to Fresh Juice or Merger Sub, addressed to such party, care of:

                         The Fresh Juice Company, Inc.
                         350 Northern Boulevard
                         Great Neck, New York 11021
                         Attention: Steven Smith
                         Facsimile No.: (516-482-5453)

                 If to any Selling Stockholder or Ultimate, addressed to such party, care of:

                         The Ultimate Juice Company, Inc.
                         35 Walnut Avenue
                         Clark, New Jersey 07066
                         Attention: Steven M. Bogen
                         Facsimile No. (908) 388-2954

with a copy to:

                         Bourne, Noll & Kenyon
                         382 Springfield Avenue
                         Summit, New Jersey 07901
                         Attention: Craig M. Lessner, Esq.
                         Facsimile No. (908) 277-6808

                 9.5 Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party entitled to the benefits thereof.

                 9.6 Amendments. The parties may agree to the amendment or modification of this Agreement solely by an agreement in writing executed by or on behalf of each of the parties hereto.

                 9.7 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any right on any other persons or entities.

                 9.8 GOVERNING LAW. THE EXECUTION, VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                 9.9     Submission to Jurisdiction.

                 (a) In the event Ultimate or any of the Selling Stockholders shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder

                 (b) In the event any of Fresh Juice or Merger Sub shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the State of New Jersey and the United States District Court for the jurisdiction covering the State of New Jersey for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

                 9.10 No Broker. Each of the parties hereto represents and warrants to each of the other parties that all negotiations with respect to this Agreement and the transactions contemplated hereby have been conducted by the parties directly with each other without the intervention or aid of any person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or other like payment.

                 9.11 No Other Inducement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                 9.12 Captions. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof.

                 9.13 Survival of Representations, Warranties and Agreements. The representations, warranties, agreements, covenants and obligations set forth in this Agreement or in any schedule, exhibit or certificate delivered by any party hereto to any other party hereto in connection with this Agreement or the transactions contemplated hereby shall survive until June 30, 1996; provided, however, that the representations and warranties contained in Sections 3.4, 3.6, 3.7, 3.19, 3.28, 5.4, 5.6, 5.18 and 5.27 hereof shall survive for a period of one (1) year from the date hereof and any party aggrieved by such breach of any representation or warranty shall institute suit not later than two (2) years from the Effective Time and their claim shall be waived if suit is not instituted by such date.

                 9.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force ant effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 9.15 Entire Agreement. This Agreement is complete and constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                 9.16 Assignment. This Agreement and the right and obligations hereunder shall not be assigned or otherwise transferred, except that Merger Sub may assign all or any of its rights and obligations hereunder to any wholly-owned subsidiary of Fresh Juice.

                 9.17 No Third Party Beneficiary. Nothing in this Agreement shall confer upon any person or entity not a party hereto, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                 IN WITNESS WHEREOF, the partes hereto have caused this Agreement to be duly executed pursuant to due authorization on the date first above written.

                              THE FRESH JUICE COMPANY, INC.


                              By:  /s/ Steven Smith
                                 ------------------------------------------
                                      Name:   Steven Smith
                                      Title:  President

                              THE FRESH JUICE ACQUISITION COMPANY, INC.


                              By:  /s/ Steven Smith
                                 ------------------------------------------
                                      Name:   Steven Smith
                                      Title:  President


                              THE ULTIMATE JUICE COMPANY, INC.


                              By:  /s Steven M. Bogen
                                 ------------------------------------------
                                      Name:   Steven M. Bogen
                                      Title:  President

                              /s/ Steven M. Bogen
                              ---------------------------------------------
                              STEVEN M. BOGEN

                              /s/ Albert L. Rountree, IV
                              ---------------------------------------------
                              ALBERT L. ROUNTREE, IV

                              /s/ Daniel Petry
                              ---------------------------------------------
                              DANIEL PETRY


                              /s/ Mark Feldman
                              ---------------------------------------------
                              MARK FELDMAN


                              /s/ James Coyle
                              ---------------------------------------------
                              JAMES COYLE

                        EXHIBITS TO MERGER AGREEMENT


         The following Exhibits to the Merger Agreement are material and have been filed as separate Exhibits to this Report as follows and are not also reproduced here:

EXHIBIT C       Registration Rights Agreement

EXHIBIT D       Employment Agreement between Registrant and Daniel Petry

EXHIBIT E       Supply Agreement between Registrant and Natural Juice Company

EXHIBIT F       Voting Agreement

EXHIBIT G       Stockholders' Agreement

         The following Exhibits are immaterial and have not been filed with this Report.

EXHIBIT 6.1(f)   Closing opinion of counsel to The Ultimate Juice Company,
                 Inc.; and

EXHIBIT 6.2(e) Closing opinion of counsel to The Fresh Juice Company, Inc. and The Fresh Juice Acquisition Company, Inc.

SCHEDULE 3.12 Attachment - Judgment search for The Ultimate Juice Company, Inc. disclosing immaterial judgments.

         The Registrant undertakes to furnish supplementary a copy of any omitted Schedule to the Commission upon request.

                                SCHEDULE 1.5(c)

                 LIST OF OFFICERS OF THE SURVIVING CORPORATION


Steve Smith               President and Assistant Secretary

Steven M. Bogen           Chief Executive Officer and Secretary

Mark Feldman              Treasurer

                                SCHEDULE 2.1(b)


ALL ITEMS DISCLOSED ON ANY SCHEDULE SHALL BE DEEMED DISCLOSED ON ALL SCHEDULES TO THIS AGREEMENT.

THE FRESH JUICE COMPANY, INC. AND THE FRESH JUICE ACQUISITION COMPANY, INC. ARE BOTH CHARGED WITH KNOWLEDGE OF ALL AGREEMENTS THAT EITHER OF THEM ARE A PARTY TO.


- --------------------------------------------------

This Schedule intentionally left blank.

                                  SCHEDULE 2.4


1.Employment Agreement between Ultimate and James Coyle

2.Employment Agreement between Ultimate and Albert L. Rountree, IV

                                  SCHEDULE 2.5


Agreement between Shareholders dated November 17, 1994 by and among Bogen, Rountree, Petry, Feldman and The Ultimate Juice Company, Inc. providing rights of first refusal to Ultimate and then the non-selling Shareholders.

                                  SCHEDULE 3.1




Big Orange Concepts, Inc., a New Jersey corporation incorporated May 26, 1993, no shares issued, no assets, no liabilities.

                                  SCHEDULE 3.6


Agreement between Shareholders dated November 17, 1994 by and among Bogen, Rountree, Petry, Feldman and The Ultimate Juice Company, Inc. providing rights of first refusal to Ultimate and then the non-selling Shareholders.

                                  SCHEDULE 3.7



  Stockholder                                               Shares Owned
  -----------                                               ------------
Steven M. Bogen                                             614.0464

Daniel Petry                                                281.5584

Albert L. Rountree, IV                                      158.0152

Mark Feldman                                                 36.14

James Coyle                                                  22.24

                                  SCHEDULE 3.8


Liabilities not reflected on the financial statements:

(a)Contingent liability for all litigation listed on Schedule 3.12.

(b)Disputed invoice from Cargill for approximately $6,000 in cartons (Cargill formerly packed pasteurized juice for Ultimate).

         (c) Various disputed invoices for amounts of less than $1,000 each and less than $5,000 in the aggregate.

         (d) Current Silver Springs invoices on which credits are due resulting from pasteurized juice subject recall or destroyed due to non-merchantability. Silver Springs acknowledges the problem and the credits will be worked out in the ordinary course.

         (e) Claim of Provisions, Inc. pursuant to arrangement memorialized in letter dated November 21, 1995 pursuant to which Provisions, Inc. was to be paid $.25 per gallon through June 1, 1996 for all customers handled by Provisions, Inc. and billed directly by Clear Springs Citrus, Inc., The Ultimate Juice Company, Inc. or Natural Juice Company, Inc.
                 Provisions, Inc. subsequently failed to cooperate and assist in an orderly turnover and transition of business and Clear Springs Citrus, Inc. took over the business without Provisions, Inc.'s bargained for assistance; and therefore, no payments have been made. To the best of Ultimate's knowledge, no claim has been asserted as of the date hereof. If a claim is made, the referenced companies can set off Provision, Inc.'s claim, if any, against Provision, Inc.'s outstanding obligations to them which aggregate approximately $80,000. (Clear Springs Citrus, Inc. $75,000, Ultimate $4,000).

         (f) No provision has been made for income taxes due for the period of July 1, 1995 through the date hereof. During the referenced period, Ultimate has been paying the minimum amount required to avoid penalties.

         (g) $1,031 liability to ITT Hartford in connection with a settlement reached relating to Connecticut Juice Company, Inc.'s (dissolved affiliate) failure to pay premiums. A settlement was reached, with Ultimate agreeing to make the payment and the check was cut, however, ITT Hartford failed to make the changes, requested by Ultimate's counsel, to the form of Release, so payment has never been delivered. Ultimate has had no contact from ITT Hartford for approximately one year.

         (h)     Judgments on the judgment search previously provided to Fresh
                 Juice.

                                  SCHEDULE 3.9


         (i) Reduction of prices to all distributors and customers due to increased competition.

         (ii)    (a)      Issued 112 shares of common stock of Ultimate to
                          Steven M. Bogen.

         (iii)            See (ii) above.

         (iv)             N/A

         (v)              N/A

         (vi)             N/A

         (vii)            Provisions, Inc. See Schedule 3.8

         (viii)           Material transactions.
                          Employment Agreement with Albert L. Rountree, IV (previously provided to Fresh Juice).
                          Employment Agreement with James Coyle
                          (previously provided to Fresh Juice).
                          $10,000 Loan to Daniel Petry - See Schedule 3.26

         (ix) Steven Bogen has received significant lump sum payroll payments since January 1, 1996, however, his total compensation for the nine month period beginning July 1, 1995 and ending March 31, 1996 is less than the compensation paid to Steven Bogen for nine months, on a pro rata basis, in the prior fiscal year.

                          Daniel Petry increase in salary as of 1/1/96.

                          Employment Agreements with:

                              (a)     Albert L. Rountree, IV
                              (b)     James Coyle

         (x) As of April 1, 1996 Ultimate's 401(k) plan will be changed to eliminate matching and to put a fail safe bonus into effect. On or about March 19, 1996 Ultimate required Bogen, Petry, Rountree and Feldman to each transfer the life insurance policies previously owned and paid for by Ultimate to themselves or they would be cancelled.

         (xi)             See Schedule 3.12.

         (xii)            None

         (xiii)           None

         (xiv)            None

                                 SCHEDULE 3.10

                                    ULTIMATE

                                ULTIMATE LEASES

AUTOMOBILES(1)

3. Steve Bogen's car - Leased to Ultimate - Mercedes Benz 300 SE. Lease annexed hereto.

4. Albert Rountree's car - 1993 Lincoln Town Car - Leased to Ultimate. Lease annexed hereto.

5.       Salesman's car (John Kline) - 1993 Chevy Lumina Leased to  Connecticut
         Juice Company, Inc. and Steven Bogen.  Lease    annexed hereto.

6. Daniel Petry's car - 1996 Saab Convertible leased to Daniel Petry, payments of $482.88/month made by Ultimate.

7. Mark Feldman's car - 1994 BMW 530, leased to Mark Feldman, payments of $639.03/month made by Ultimate.


TRUCKS

1.       1992 Isuzu FTR 16' Reefer, Rollins Leasing Corp. to Ultimate.

2.       1992 Isuzu FTR 16' Reefer, Rollins Leasing Corp. to Ultimate.

3.       1995 Ford CF8000 18' ST Reefer, Rollins Leasing Corp. to Ultimate.

4.       1990 International 4900 22' Refrig. Box, Rollins Leasing Corp. to
         Ultimate.

5.       1993 Navistar 4900 18' Reefer, Rollins Leasing Corp. to Ultimate.

6.       1993 Navistar 4900 18' Reefer, Rollins Leasing Corp. to Ultimate.

7. 1993 Mitsubishi Fuso FH100 with reconditioned 16' Insulated Van Body and New Thermo King MDII-50, Salem Truck Leasing, Inc. to Ultimate Too
         - Guaranteed by Ultimate.  Lease annexed hereto.

8.       1995 Freight FL70, Rollins Leasing Corp. to Ultimate.





- --------------------

         (1) In addition, two salesman James Coyle and Steve Herschman each get monthly car allowance of $500.00 and $400.00, respectively, through their payroll check.

REAL PROPERTY

1. Lease of Warehouse in Linden - presently on a month-to-month basis - (previously provided to Fresh Juice).

2.       Lease of Corporate Offices - (previously provided to Fresh Juice).

         Fresh Juice acknowledges that Ultimate's warehouse lease is presently on a month to month basis.

OFFICE EQUIPMENT

         Copy Machine - Canon MP 3050.

SECURITY INTERESTS

         The $300,000 loan made by The Fresh Juice Company, Inc. to Ultimate on January 27, 1994, is secured by a security interest, in favor of The Fresh Juice Company, Inc. on Ultimate's accounts receivable and inventory.

PROPERTY IN ULTIMATE'S POSSESSION WHICH IS NOT OWNED BY ULTIMATE

         Orange Kiosk stored near warehouse ($100/month for storage)

                                 SCHEDULE 3.11


         This Schedule intentionally left blank.

                                 SCHEDULE 3.12

                                    Ultimate


See Schedule 3.20

1. In addition on May 17, 1994, Gaetan Joseph, through his counsel Kafko, Schnitzer & Sheeger filed a personal injury complaint entitled (Gaetan Joseph v. Inlet Leasing, Inc. and Michael Pena, venued in Supreme Court of New York, County of Kings bearing index no. 15955-94. The suit does not name Ultimate but names Ultimate Too (a since dissolved affiliate of Ultimate) and one of Ultimate's drivers and Iulet Leasing, Inc. (Inlet Leasing) the Lessor of the truck. The incident described in the Complaint allegedly occurred on August 23, 1993 and allegedly involved an auto accident in which the truck hit the plaintiff's car in the rear. On or about June 15, 1994, Ultimate advised All State Insurance company, the insurance carrier of Ultimate Too Distributors, Inc. on the date of the accident, of the existence of the claim. All State has placed the matter with counsel of its choice and is now defending the action which is still in the discovery stage.

2. Richard Kessler buyout: When Ultimate was first formed, the principals were Bogen, Rountree, Petry and Richard Kessler. Kessler was responsible for finances, and it was later believed that he had engaged in irregular financing practices. As a result, Kessler was terminated and his stock repurchased. Kessler has waived and released all rights to Ultimate's stock.

3. By Citation Notice dated June 24, 1991, Ultimate Juice Co. of Conn., Inc. was cited for failure to pay Corporation taxes in the amount of $1,149.99. Ultimate is not aware of any entry named Ultimate Juice Co. of Conn., Inc. and as such no further action has been taken by Ultimate in connection therewith.

4. Natural Beverage Co. Inc. (Connecticut Juice Company's ("CJC"), predecessor) was served with a Tax Warrant dated November 28, 1993 arising from Town of Greenwich, Connecticut Personal Property Taxes from 1991 and 1992 relating to various vehicles. The Tax Warrant is in the amount of $821.39 as of November 28, 1993. Upon investigation, Ultimate and CJC determined that CJC did not own any of the described vehicles and no further action has been taken on the Tax Warrant and CJC has since been dissolved.

5.       The following affirmative collection suits are also pending:

         (a)     Ultimate vs. D. Loi & Son (approx. outstanding balance $13,000)

         (b) Ultimate vs. Fred Gerhardt and Freddy Gerhardt Dairies (approx. outstanding balance - $3,000)

6.       The following liability claims are also pending:

         (a) Claimant: Mary Silvey - Auto accident in Bourne Mass. Car was struck by truck driver Peter Moore on November 3, 1995. Claimant was outside vehicle putting in groceries when insured hit her vehicle causing the trunk to hit her on the head. The claim is being handled by Felson Insurance, agent for Allstate, which advises that it has established a reserve in the amount of $1,000 for claimant's medical bills and no bodily injury reserve.

         (b)     Claimant:  Idania Marcellus Auto Accident.
                 Claimant's taxi cab struck by driver Thomas Perry on December 2, 1994. Claim being handled by Felson Insurance, agent for Allstate, which advised that it has established a reserve in the amount of $900 for physical damage portion of the claim and no bodily injury reserve.

7. In addition, the following collection actions listed on the attached schedule have been sent to Kulak & Zaslowsky:

         (a)     L.M.R. Hospitality Group, Inc.             $2,154.00

         (b)     M.O.C. Beverage & Amy Cross                $4,454.37

8. Workers Compensation Claim of Terrence McGill. Mr. McGill has returned to work, but will be out again in the future for an operation.

9. Country Kitchen - Ultimate maintains official Certificate of Registration Number 1,820,078 of the United States Patent and Trademark Office for the trademark "The Ultimate Country Kitchen." A breakfast restauranteur trading under the name of Country Kitchen also has a similar registration. This entity logged a cancellation proceeding in the Patent and Trademark Office. Ultimate, through its counsel, answered the complaint and sent out discovery. Country Kitchens backed off and dismissed its cancellation proceeding without prejudice.

10. Kerry Harr - Ultimate has been served with a Deposition Subpoena For Production of Business Records in connection with an action entitled Kerry Harr
v. Frosty Fruits, Inc., a California corporation, and Glen F. Richey, an individual, Gelson's Market, Costco, a California corporation, et al., in case no. 250429, venued In and For the Superior Court of California, County of Riverside. The documents were originally scheduled to be produced in August, 1994. Ultimate did not produce the documents and has not been contacted again regarding this matter. Ultimate has not, to its knowledge, been named as a defendant in this action.

11.      Judgments on judgment search attached hereto.

                                 SCHEDULE 3.13


         This Schedule intentionally left blank.

                                 SCHEDULE 3.14


         This Schedule intentionally left blank.

                                 SCHEDULE 3.15


         This Schedule intentionally left blank.

                                 SCHEDULE 3.16


Upon consummation of this transaction, Ultimate may be required to provide medical benefits to employees of all affiliated companies and may also be required to offer participation in its 401(k) plan to all employees of the affiliated companies.

In addition, Ultimate may be in violation of New York State unemployment requirements.

                                 SCHEDULE 3.17


See Schedules 3.12 and 3.10

In addition:

         (i)     $150,000 loan by Ultimate to Clear Springs Citrus, Inc.

         (ii)    None.

         (iii)   None.

         (iv)    -        401(k) plan (attached hereto).

                 - Blue Cross/Blue Shield Health and Hospitalization Plan (as described in benefits book attached hereto).

         (v) Leases of real and personal property described on or annexed to Schedule 6.10. In addition, Ultimate leases one insured truck to Michael DeFrancesco and Michael Buzin for approximately $1,600 per month in connection with the customer list licensed to them as more particularly described in subsection (xii) below. The truck they use is leased from Salem Truck Leasing, Inc.

         (vi) Ultimate may be obligated to purchase from Au Bon Pain all of their squeezing machines in connection with the new program for supplying fresh juice squeezed daily.

         (vii)   None.

         (viii) Supply contract with Clear Springs, as amended by August 15, 1993 Addendum to Supply Contracts (previously provided to Fresh Juice).

         (ix) $300,000 Loan from Fresh Juice, secured by inventory and accounts receivable.

         (x)     None.

         (xi) Ultimate has guaranteed the obligations of Ultimate Too Distributors, Inc. on its lease and maintenance agreement dated July 21, 1993 with Salem Truck Leasing, Inc. relating to a 1993, Mitsubishi Fuso truck, FH100 with reconditioned 16' insulated van body and new Thermo King MD II - 50.

         (xii)   Copy of Ultimate's employee manual (attached hereto).
                 Ultimate has also entered into a Customer List Licensing Agreement with Michael DeFrancesco and Michael Buzin (together, "M&M"). Pursuant to the Customer List Licensing Agreement, Ultimate has allowed M&M the use of certain customer lists on a short term basis while preserving and protecting its proprietary interests in the customer lists. The Customer List Licensing Agreement is presently on a month-to-month basis.

         In addition, Fresh Juice acknowledges that Ultimate's warehouse lease is presently on a month-to-month basis.

                                 SCHEDULE 3.18


         See Schedule 3.8

                                 SCHEDULE 3.19


         Ultimate has not made provision for all taxes due with respect to the period between July 1, 1995 and the date hereof, but has instead paid the minimum amount required to avoid penalties.

                                 SCHEDULE 3.20


               Employee Matters/Pending or Threatened Litigation

         On December 9, 1993, Ultimate received a letter from Kenneth S. Oleckna, counsel to John Draper, an ex-employee of Borrower. Mr. Draper claims that his employment with Ultimate was terminated because he injured himself on the job and wanted to make a claim. Ultimate's counsel has responded to the letter encouraging Mr. Draper to file a workers compensation claim (as Ultimate encouraged him to do when he first advised Ultimate of the injury). Ultimate and its counsel have not received an response to the letter and no suit has been filed to Ultimate's knowledge.

         Also Ultimate has failed to make proper payroll withholdings in connection with the premiums paid on the life insurance policy on Steven M. Bogen which policy is owned by Steven M. Bogen. (Annual premium approximately $3,300).

                              SCHEDULE 3.23(v)


         Indemnification Agreements provided to

         1.      Foxwoods (presently not doing business with Ultimate)

         2.      PYA Monarch

         3. From time to time, Ultimate has, in the ordinary course of business, listed customers and/or distributors as additional insureds on its insurance policies.

                                 SCHEDULE 3.26


         Daniel Petry is indebted to Ultimate in the amount of $10,000.00.

                                  SCHEDULE 5.1

                          SUBSIDIARIES AND AFFILIATES


The Fresh Juice Company of Florida, Inc., a Florida corporation

Fresh Pik't Natural Foods, Inc., a Delaware corporation

Minalba Foods of North America, Inc., a Delaware corporation (existence voided in 1992 by the Delaware Secretary of State for non-payment of franchise taxes)

The Fresh Juice Acquisition Company, Inc., a Delaware corporation

TFJC Acquisition Corp., a Delaware corporation

                                  SCHEDULE 5.6

                 OUTSTANDING OPTIONS, WARRANTS OR OTHER RIGHTS


         The following options are outstanding with respect to Fresh Juice common stock:

Steve Smith:              Options to purchase 100,00 and 60,000 shares of Fresh
Juice common stock at $1.375 and $3.50, respectively, per share.

Kathy Siegel:             Options to purchase 15,000 shares of Fresh Juice
common stock at $1.25 per share.

Jeffrey Smith:            Option to purchase 50,000 shares of Fresh Juice
common stock at $3.125 per share.

Paul Ballantine:          Option to purchase 60,000 shares of Fresh Juice
common stock at $3.125 per share.

         Reference is made to Fresh Juice's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 (the "1995 Form 10-KSB", a copy of which has been delivered to Clear Springs and the Selling Stockholders) for a more detailed description of the options granted to Steve Smith and Kathy Siegel, which document is incorporated herein by reference.

         Reference is made to the Stock Option Agreements, as of dated February 12, 1996, between Fresh Juice and each of Jeffrey Smith and Paul Ballantine (copies of which have been provided to Clear Springs and the Selling Stockholders) for a more detailed description of the options granted to Jeffrey Smith and Paul Ballentine, which documents are incorporated herein by reference.

                                  SCHEDULE 5.7

                        FRESH JUICE FINANCIAL STATEMENTS



                                      None

                                  SCHEDULE 5.8

                           CERTAIN CHANGES OR EVENTS


         1. In addition to the acquisition, financing and equipping of Fresh Juice's Florida facility (referred to as the Florida Plant in Fresh Juice's 1995 Form 10-KSB), Fresh Juice has continued to expend funds in equipping, maintaining and operating the Florida Plant. As of the date hereof, Fresh Juice has expended approximately $600,000 since November 30, 1995 in connection with capital expenditures relating to the Florida Plant. Such expenditures have adversely altered, among other things, the financial condition of Fresh Juice since November 30, 1995.

         2. The financial condition, business, operations and prospects of Fresh Juice has also been adversely effected by the increase in fruit prices and operating costs and increased competition, all of which have combined to reduce Fresh Juice's gross margins.

         3. On March 28, 1996, Chemical Bank canceled Fresh Juice's $1,500,000 line of credit. No amounts had been drawn down by Fresh Juice on such line of credit.

         4. Consummation of the transactions contemplated by the Agreement will result in an event of default under that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference.


         5. The Manufacturing and Distribution Agreement among Fresh Juice, Sun Orchard of Florida and Sun Orchard, Inc. (previously delivered to Clear Springs and the Selling Stockholders) described in Fresh Juice's 1995 Form 10-KSB has been declared null and void by each of the parties thereto.

         6. See also Schedules 5.6 (Outstanding Options, Warrants and Other Rights), 5.11 (Accounts Receivables) and 5.13 (Litigation) each of which is incorporated herein by reference.

                                  SCHEDULE 5.9

                           TITLE TO PROPERTIES; LIENS




1. Purchase Money Mortgage between Fresh Juice and Fantasy-BlankeBaer Corporation on the Florida Plant securing payment under that certain Promissory
Note in the aggregate principal amount of $475,000 made by Fresh Juice in favor of Fantasy-BlankeBaer Corporation. (Exhibits 10.6 and 10.7 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

2. Loan Agreement between Fresh Juice and Chemical Bank in the aggregate amount of $1,100,00 which loan is secured by a first priority lien on all of the equipment, including, but not limited to, machinery and furniture and fixture of Fresh Juice and The Fresh Juice Company of Florida, Inc. (Exhibit
10.4 to the Fresh Juice 1995 Form 10-KSB and incorporated herein by reference).

3. Citrus Juice Extractor Lease between Fresh Juice and FMC Corporation pursuant to which FMC Corporation has a lien on four 391B-100 RPM citrus juice extractors and one 49B-75 RPM citrus juice extractor (a copy of which has been provide to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                              SCHEDULE 5.11 & 5.22

                              ACCOUNTS RECEIVABLE


         As of the date hereof, Urban Juice and Soda, based in Vancouver, Canada, has an outstanding account owed to Fresh Juice in the amount of $26,000. It is uncertain whether when, if ever, this amount will be collectible, in whole or in part.

                                 SCHEDULE 5.12

                                  INVENTORIES


                                 None

                                 SCHEDULE 5.13

                                   LITIGATION


1. Collection action has been instituted in California Day-Fresh Foods, Inc. vs. Fresh Pik't Natural Foods, Inc., relating to a claim for $5,793.06 in respect of fruit purchased by Fresh Pik't Natural Foods, Inc. which was unpaid.

2. Suit was filed in the U.S. Bankruptcy Court for the District of Maryland against Fresh Pik't Natural Foods, Inc. Pursuant to such action, In
Re: Washington Natural Foods & Co. vs. Fresh Pik't Natural Foods, Inc. and Coreganics, Inc., the plaintiff has instituted an action against Fresh Pik't Natural Foods, Inc. alleging fraudulent conveyance and non-compliance with the Maryland Bulk Transfers statute. Plaintiff are seeking monetary damages in the amount of $254,000. Fresh Pik't Natural Foods, Inc. has filed an answer denying such allegations and intends to defend such law suit. A copy of the compliant relating thereto has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference.

                                 SCHEDULE 5.14

                                 CONSENTS, ETC.


         1. The execution and delivery of, and performance of the transactions contemplated by, this Agreement required the prior approval of Chemical Bank in accordance with the terms of that certain $1,100,000 secured Short Form Term Loan Agreement, dated October 3, 1995, and related loan documents among Fresh Juice, as guarantor, The Fresh Juice Company of Florida, Inc., as borrower, and Chemical Bank. A copy of such Short Form Term Loan is attached as an exhibit to Fresh Juice's 1995 Form 10-KSB previously delivered to Ultimate and the Selling Stockholders and is incorporated herein by reference.

                 Such consent has been sought, and as of the date hereof, has not been obtained. As a result, upon execution and delivery of, and consummation of the transactions contemplated by, this Agreement, an event of default will have occurred under such Short Form Term Loan Agreement, and Fresh Juice and The Fresh Juice Company of Florida, Inc. will each be in violation of the terms and conditions thereof.

                                SCHEDULE 5.16(a)

                               EXISTING CONTRACTS



         See the information set forth in Schedule 5.14 (Consents, etc.), which information is incorporated herein by reference.

                                SCHEDULE 5.16(b)

                               EXISTING CONTRACTS



         1. See Fresh Juice 1995 Form 10-KSB for items relating to this Schedule, which document is incorporated herein by reference.

         2. Contract with Imperial Engineering & Fabrication, Inc., dated July 19, 1995 (a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         3. Employment Agreement, dated August 17, 1994, between Steve Smith and Fresh Juice (as described in Fresh Juice's 1995 Form 10-KSB and a copy of which has been delivered to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

         4. See also Schedule 5.9 (Title to Properties; Liens) which is incorporated herein by reference.

                                 SCHEDULE 5.27

                             ENVIRONMENTAL MATTERS


See Site Audit and Environmental Assessment of the Universal Flavors Site in Winter Haven, Florida (a copy of which has been provided to Clear Springs and the Selling Stockholders and is incorporated herein by reference).

                                                                       EXHIBIT A


                             CERTIFICATE OF MERGER

                                       OF

                   THE FRESH JUICE ACQUISITION COMPANY, INC.

                                      INTO

                        THE ULTIMATE JUICE COMPANY, INC.


The undersigned corporation

DOES HEREBY CERTIFY:


                 FIRST:           That the names and states of incorporation of
                 each of the constituent corporations of the merger are as follows:
                                                          STATE OF
                 NAME                                   INCORPORATION
                 ----                                   -------------
                 The Fresh Juice Acquisition
                  Company, Inc.                          Delaware

                 The Ultimate Juice Company, Inc.        New Jersey


                 SECOND:          That an Agreement of Merger between the
                 parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.


                 THIRD;           That the name of the surviving corporation of
                 the merger is The Ultimate Juice Company, Inc., a New Jersey corporation.

                 FOURTH:          That the Certificate of Incorporation of The
                 Ultimate Juice Company, Inc., a New Jersey corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.


                 FIFTH:           That the executed Agreement of Merger is on
                 file at the principal place of business of the surviving corporation, the address of which is 35 Walnut Avenue, Clark, New Jersey 07066.

                 SIXTH:           That a copy of the Agreement of Merger will
                 be furnished, on request and without cost, to any stockholder of any constituent corporation.

                 SEVENTH:         That The Ultimate Juice Company, Inc.
                 survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is:

                                           c/o The Fresh Juice Company, Inc.
                                           350 Northern Boulevard
                                           Great Neck, New York  11021

Dated:  March 31, 1996

                                            THE FRESH JUICE ACQUISITION
                                            COMPANY, INC.



                                            By:
                                               ----------------------------
                                                     Steven Smith
                                                     Chairman of the Board of
                                                     Directors

                                            THE ULTIMATE JUICE COMPANY, INC.



                                            By:
                                               ----------------------------
                                                     Steven M. Bogen
                                                     Chairman of the Board of
                                                     Directors

                                                                       EXHIBIT B


                             CERTIFICATE OF MERGER

                   THE FRESH JUICE ACQUISITION COMPANY, INC.

                                      AND

                        THE ULTIMATE JUICE COMPANY, INC.


TO:              The Secretary of State
                 State of New Jersey

                 Pursuant to the provisions of Section 14A:10-7 Corporations, General, of the New Jersey Statutes, the undersigned corporations hereby execute the following Certificate of Merger.

                                   ARTICLE I

                 The names of the corporations proposing to merge and the names of the states under the laws which such corporations are organized are as follows:

                          NAME OF CORPORATION                        STATE OF INCORPORATION
                          -------------------                        ----------------------

                 The Fresh Juice Acquisition Company, Inc.                    Delaware

                 The Ultimate Juice Company, Inc.                             New Jersey

                                   ARTICLE II

                 The laws of the State of Delaware, the state under which such foreign corporation is organized, permit such merger and the applicable provisions of the laws of said jurisdiction under which such foreign corporation was organized have been, or upon compliance with the filing and recording requirements will have been, complied with.

                                  ARTICLE III

                 The name of the surviving corporation shall be "The Ultimate Juice Company, Inc." and it shall be governed by the laws of the State of New Jersey.

                 The total authorized capital stock of the surviving corporation shall be 100 shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class as follows:

                                           Series                   Number of                 Par Value
                 Class                     (if any)                  Shares                   Per Share
                 -----                     --------                 ---------                 ---------
                 Common Stock              None                       100                     Without Par Value

                 The address of the surviving corporation's registered office is 35 Walnut Avenue, Clark, New Jersey 07066, and the name of the registered agent at such address is Steven M. Bogen.

                                   ARTICLE IV

                 The following plan of merger was approved by the shareholders of the undersigned domestic corporation on March 31, 1996 in the manner prescribed by the New Jersey Business Corporation Act, and was approved by the undersigned foreign corporation on March 31, 1996 in the manner prescribed by the laws of the State under which it is organized:

                          1.      The Fresh Juice Acquisition Company, Inc.
shall be merged with and into The Ultimate Juice Company, Inc. (the "Merger"). Following the Merger, The Ultimate Juice Company, Inc. shall continue as the surviving corporation under the name "The Ultimate Juice Company, Inc." and shall continue its existence under the laws of the State of New Jersey, and the separate corporate existence of The Fresh Juice Acquisition Company, Inc. shall cease.

                          2.      Upon the filing of this certificate, all the
property, rights, privileges, powers and franchises of The Ultimate Juice Company, Inc. and The Fresh Juice Acquisition Company, Inc. shall vest in the surviving corporation, and all debts, liabilities and duties of The Ultimate Juice Company, Inc. and The Fresh Juice Acquisition Company, Inc. shall become the debts, liabilities and duties of the surviving corporation.

                          3.      Upon the filing of this certificate, the
Certificate of Incorporation of The Ultimate Juice Company, Inc., as in effect immediately prior to the date hereof, shall be the Certificate of Incorporation of the surviving corporation, without amendment, until thereafter amended as provided by law and such certificate of incorporation.

                          4.      Upon the filing of this certificate, the
By-laws of The Ultimate Juice Company, Inc., as in effect immediately prior to the date hereof, shall be the By-laws of the surviving corporation, without amendment, until thereafter amended as provided by law, the Certificate of Incorporation of the surviving corporation and such By-laws.

                          5.      Upon the filing of this certificate, by
virtue of the Merger and without any action on the part of The Fresh Juice Acquisition Company, Inc., The Ultimate Juice Company, Inc. or the holder of any of the securities of The Ultimate Juice Company, Inc. or The Fresh Juice Acquisition Company, Inc.:

                                  (a)      each share of common stock of The
Ultimate Juice Company, Inc. issued and outstanding immediately prior to the filing of this certificate shall be canceled and extinguished and be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement, dated as of March 31, 1996, among The Fresh Juice Company, Inc., The Fresh Juice Acquisition Company, Inc., The Ultimate Juice Company, Inc., Steven
M. Bogen, Albert L. Rountree, IV, Daniel Petry, Mark Feldman and James Coyle) upon surrender of the certificate representing such share of common stock of The Ultimate Juice Company, Inc.; and

                                  (b)      each share of common stock of The
Fresh Juice Acquisition Company, Inc., issued and outstanding immediately prior to the filing of this certificate shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the surviving corporation.

                                   ARTICLE IV

                 As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote thereon, and if the shares of any class or series are entitled to vote thereon as a class, the designation and number of shares of each class or series, is a follows:

                                                                             Designation of
                                                Total Number                 Class or Series               Number of Shares
Name of                                         of Shares                    Entitled to Vote              of Such Class or
Corporation                                     Entitled To Vote             as a Class (if any)           Series (if any)
- -----------                                     ----------------             -------------------           ----------------
The Ultimate Juice
 Company, Inc.                                        1,112                  Common Stock                       1,112

The Fresh Juice
 Acquisition Company, Inc.                               10                  Common Stock                          10


                                   ARTICLE V

         As to each corporation whose shareholders are entitled to vote, the number of shares that voted for and against merger, respectively, and the number of shares of any class or series entitled to vote as a class that voted for and against the merger are:

                                         Total           Total                                          Shares
 Name of                                 Shares      Shares Voted                   Shares              Voted
 Corporation                             Voted For      Against       Class         Voted For           Against
 -----------                             ---------   ------------     -----         ---------           -------
 The Ultimate Juice Company, Inc.        1,112              0         Common        1,112                   0
                                                                      Stock

 The Fresh Juice                            10              0         Common           10                   0
 Acquisition Company, Inc.                                            Stock

         IN WITNESS WHEREOF each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its Chairman of the Board of Directors as of the 31st day of March, 1996.


                                     THE ULTIMATE JUICE COMPANY, INC.


                                     By:
                                        ----------------------------------------
                                              Steven M. Bogen
                                              Chairman of the Board of Directors


                                     THE FRESH JUICE ACQUISITION COMPANY, INC.


                                     By:
                                        ----------------------------------------
                                              Steven Smith
                                              Chairman of the Board of Directors